Exhibit 10.13

AMENDMENT NUMBER ONE
TO
TRUST AGREEMENT FOR RICHARD D. FAIN

This Amendment Number One, dated as of September 30, 1998, is by and between Royal Caribbean Cruises Ltd. (the “Company”) and Gary Hammond (the “Trustee”).

Whereas, the Company and the Trustee have entered into the Trust Agreement for Richard D. Fain dated as of June 30, 1994 (the “Trust Agreement”); and

Whereas, the parties wish to amend the Trust Agreement;

Now, therefore, in consideration of the premises, and for other good and valuable consideration the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. The first sentence of the second paragraph of Section 5(a) of the Trust Agreement is hereby amended to read as follows:

Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any assets held by the Trust; provided, however, that any shares of common stock of the Company contributed by the Company to the Trust in satisfaction of its liabilities under Clause 3(D) of the Agreement shall at all times remain invested in the common stock of the Company.

Section 2. Capitalized terms used herein shall have the meanings ascribed to them in the Trust Agreement. Except as set forth in Section 1 above, the Trust Agreement shall remain in full force and effect.

In witness whereof, the parties hereto have set their hands as of the date first above written.

Royal Caribbean Cruises Ltd.			Trustee

By:	/s/ Richard J. Glasier		/s/ Gary Hammond

	Name:	Richard J. Glasier	Gary Hammond
	Title:	Executive Vice President and Chief Financial Officer
In accordance with the provisions of Section 12 of the Trust Agreement, the Employee hereby consents to the foregoing Amendment Number One to Trust Agreement for Richard D. Fain.

/s/ Richard D. Fain

Richard D. Fain

TRUST AGREEMENT FOR RICHARD D. FAIN

     This Trust Agreement made as of this 30th day of June, 1994, by and between Royal Caribbean Cruises Ltd. (Company) and Gary Hammond (Trustee);

     WHEREAS, Company has entered into an employment agreement (Agreement) with Richard D. Fain (Employee) dated February 8, 1989, and most recently amended as of June 30, 1994.

     WHEREAS, Company has incurred and expects to incur liability under Clause 3(D) of such Agreement, as amended, with respect to Employee.

     WHEREAS, Company wishes to establish a trust (Trust) and to contribute to the Trust assets that shall be held therein, subject to the claims of Company’s creditors in the event of Company’s Insolvency, as herein defined, until paid to Employee and his beneficiary(ies) in such manner and at such times as specified herein;

     WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Agreement as an unfunded plan maintained for the purpose of providing deferred compensation for Employee;

     WHEREAS, it is the intention of Company to make contributions of shares of common stock of Company to the Trust to satisfy its liabilities under Clause 3(D) of the Agreement;

     NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

     Section 1. Establishment Of Trust.

     (a) Company hereby deposits with Trustee in trust certain shares of common stock of Company, par value $0.01 per share, which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Company will make additional deposits with Trustee in accordance with the terms of Clause 3(D) of the Agreement.

     (b) The Trust hereby established may be revoked only in accordance with the amendment and termination procedures of Section 12 of this Trust Agreement.

     (c) The Trust is intended to be a grantor trust, of which Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended, and shall be construed accordingly.

     (d) The principal of the Trust, and any earnings thereon, shall be held separate and apart from other funds of Company and shall be used exclusively for the uses and purposes of Employee and general creditors of Company as herein set forth. Employee and his beneficiary(ies) shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Agreement and this Trust Agreement shall be mere unsecured contractual rights of Employee and his beneficiary(ies) against Company. Any assets held by the Trust will be subject to the claims of Company’s general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

     Section 2. Distribution To Employee And His Beneficiary(ies).

          In the event Employee ceases to be employed by Company for any reason whatsoever, Employee will be entitled to receive prompt distribution of the Trust assets. In the event Employee ceases to be employed by Company on account of death, or Employee dies before such distribution is made, such distribution will be made to Employee’s executor if there is no other beneficiary(ies) designated by Employee pursuant to a written instrument delivered to Trustee. Trustee shall, acting upon Company’s direction, make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the distribution of assets hereunder and shall pay amounts withheld to the appropriate taxing authorities, unless advised by Company that such withholding has been satisfied in some other fashion.

     Section 3. Trustee Responsibility Regarding Distributions to Trust Beneficiary When Company Is Insolvent.

     (a) Trustee shall not distribute the Trust assets to Employee or his beneficiary(ies) if the Company is Insolvent. Company shall be considered “Insolvent” for purposes of this Trust Agreement if (i) Company is unable to pay its debts as they become due, or (ii) Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

     (b) At all times during the continuance of this Trust, the principal and income of the Trust shall be subject to claims of general creditors of Company under federal and state law as set forth below.

          (1) Company shall have the duty to inform Trustee in writing of Company’s Insolvency. If a person claiming to be a creditor of Company alleges in writing to Trustee that Company has become Insolvent, Trustee shall determine whether Company is Insolvent and, pending such determination, Trustee shall not distribute any Trust assets to Employee or his beneficiary(ies).

          (2) Unless Trustee has actual knowledge of Company’s Insolvency, or has received notice from Company or a person claiming to be a creditor alleging that Company is Insolvent, Trustee shall have no duty to inquire whether Company is Insolvent. Trustee may in all events rely on such evidence concerning Company’s solvency as may be furnished to Trustee and that provides Trustee with a reasonable basis for making a determination concerning Company’s solvency.

          (3) If at any time Trustee has determined that Company is Insolvent, except as provided in paragraph (4) (iii) below, Trustee shall not distribute any Trust assets to Employee or his beneficiary(ies) and shall hold the Trust assets for the benefit of Company’s general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Employee or his beneficiary(ies) to pursue their rights as general creditors of Company with respect to benefits due under the Agreement or otherwise.

          (4) Trustee may make distribution to Employee or his beneficiary(ies) in accordance with Section 2 of this Trust Agreement only after Trustee has determined that (i) Company is not Insolvent, (ii) Company is no longer Insolvent, or (iii) even though Company is Insolvent, no creditor of Company other than Employee claims any Trust assets.

     Section 4. Payments To Company.

     Except as provided in the last sentence of Section 2 or in Section 3 hereof, Company shall have no right or power to direct Trustee to return to Company or to divert to anyone other than Employee or his beneficiary(ies) pursuant to the terms of the Agreement and this Trust Agreement any of the Trust assets.

     Section 5. Investment Authority.

     (a) Trustee may hold or invest in securities (including stock or rights to acquire stock) or obligations issued by Company. All rights associated with assets of the Trust shall be exercised by Trustee or a person designated by Trustee.

          Company shall have the right, at any time, and from time to time in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by Company in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

     (b) Trustee will invest and reinvest the assets of the Trust in accordance with the directions and/or investment guidelines Company may provide Trustee from time to time.

     (c) Subject to the provisions of paragraphs (a) and (b) of this Section, Trustee shall have the following additional powers and duties with respect to the Trust:

          (1) to sell at public or private sale, to exchange, to encumber, or to lease any real or personal property;

          (2) to commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust;

          (3) to exercise any right appurtenant to any securities or other such property;

          (4) to engage any legal counsel, including counsel to Company, or any other suitable agents; to consult with such counsel or agents with respect to the construction of this Trust Agreement, the duties of Trustee hereunder, the transactions contemplated by this Trust Agreement, or any act which Trustee proposes to take or omit; to rely upon the advice of such counsel or agents; and to pay the reasonable fees, expenses and compensation thereof;

          (5) to register any securities held by him in his own name or in the name of any custodian of such property or of his nominee, including the nominee of any system for the central handling of securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity; to deposit or arrange for the deposit of any such securities with such a system; and to hold any securities in bearer form;

          (6) to make, execute and deliver, as Trustee, any and all deeds, leases, notes, bonds, guarantees, mortgages, conveyances, contracts, waivers, releases or other instruments in writing necessary or proper for the accomplishment of any of the foregoing powers;

          (7) to transfer assets of the Trust to a successor trustee as provided in Section 10(c) herein; and

          (8) to exercise, generally, any of the powers which an individual owner might exercise in connection with such property either real, personal or mixed, and to do all other acts that Trustee may deem necessary or proper to carry out any of the powers set forth in this Section or otherwise in the best interests of the Trust.

     Section 6. Disposition Of Income.

     During the term of this Trust, all income received by the Trust, net of expenses and taxes, shall be accumulated and reinvested.

     Section 7. Accounting By Trustee.

     Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between Company and Trustee. Within 60 days following the close of each calendar year and within 30 days after the removal or resignation of Trustee, Trustee shall deliver to Company a written account of his administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by him, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

     Section 8. Responsibility of Trustee.

     (a) Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that prudent persons acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by Company which is contemplated by, and in conformity with, the terms of the Agreement or this Trust and is given in writing by Company. In the event of a dispute between Company and a party, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

     (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, Company agrees to indemnify Trustee against Trustee’s costs, expenses and liabilities (including, without limitation, attorneys’ fees and expenses) relating thereto and to be primarily liable for such payments. If Company does not pay such costs, expenses and liabilities in a reasonably timely manner, Trustee may obtain payment from the Trust.

     (c) Trustee may consult with legal counsel (who may also be counsel for Company generally) with respect to any of their duties or obligations hereunder.

     (d) Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist in performing any of his duties or obligations hereunder.

     (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee or Trustee, or to loan to any person the proceeds of any borrowing against such policy.

     (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or to applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

     Section 9. Compensation and Expenses of Trustee.

     All administrative and Trustee’s fees and expenses shall be paid from the Trust.

     Section 10. Death, Resignation, and Removal of Trustee.

     (a) Trustee may resign at any time by written notice to Company, which shall be effective 60 days after receipt of such notice unless Company and Trustee agree otherwise; provided, however, that no such resignation shall be effective until a successor Trustee has been selected and has agreed to serve as Trustee.

     (b) Trustee may be removed by Company on 90 days’ notice or upon shorter notice accepted by Trustee.

     (c) Upon death, resignation, or removal of Trustee and appointment of a successor Trustee, all assets held in Trustee’s name shall subsequently be transferred to the successor trustee. The transfer shall be completed within 30 days after receipt of notice of death, resignation, or removal, unless Company extends the time limit.

     (d) If Trustee dies, resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof. If no such appointment has been made in the event of Trustee’s resignation or removal, Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

     Section 11. Appointment of Successor.

     (a) If Trustee dies, or resigns or is removed in accordance with Section 10(a) or (b) hereof, then Oliver Stocken shall serve as Trustee. If Oliver Stocken refuses or is unable to serve as Trustee, dies, or resigns or is removed in accordance with Section 10(a) or (b) hereof, then Enrique Piccaluga shall serve as Trustee. If Enrique Piccaluga refuses or is unable to serve as Trustee, dies, or resigns or is removed in accordance with Section 10(a) or (b) hereof, then Company may appoint, subject to Employee’s approval, any third party, including a bank trust department or other party that may be granted trustee powers under state law, as successor to replace Trustee upon death, resignation, or removal. The appointment shall be effective when accepted in writing by the new Trustee (who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets) and approved by Employee. The former Trustee shall execute any instrument necessary or reasonably requested by Company or any successor Trustee to evidence the transfer.

     (b) Any successor Trustee need not examine the records and acts of any prior Trustee and may retain or dispose of existing Trust assets, subject to Sections 5 and 8 hereof. Any successor Trustee shall not be responsible for any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the time it or he becomes successor Trustee.

     Section 12. Amendment or Termination.

     (a) This Trust Agreement may not be amended, in whole or in part, except as follows:

          (1) Company and Trustee may amend this Trust Agreement by written instrument executed by Company and Trustee, without the consent of Employee, provided such amendment does not have an adverse effect on the rights of Employee hereunder.

          (2) Company and Trustee may amend this Trust Agreement by written instrument executed by both parties and consented to in writing by Employee.

     (b) Except as provided in Section 12(a), the Trust shall not terminate until the date on which the assets of the trust are distributed in full pursuant to Section 2 or Section 3(b)(3) of this Trust Agreement.

     Section 13. Miscellaneous.

     (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

     (b) Any benefit payable to Employee and his beneficiary(ies) under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

     (c) This Trust Agreement shall be governed by and construed in accordance with the laws of Florida.

     (d) This Trust Agreement may be executed in any number of counterparts, each of which shall be deemed to be the original although the other shall not be produced.

Section 14. Effective Date. The effective date of this Agreement shall be June 30, 1994.

[SEAL]		ROYAL CARIBBEAN CRUISES LTD.

Attest:	/s/ Michael J. Smith	By:	/s/ Richard D. Glasier

			Name:	Richard D. Glasier, Senior Vice President and Chief Financial Officer

TRUSTEE

/s/ Gary Hammond

Gary Hammond